STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

04/16/2021 09:43:02 AM

Work Order Number: W2021041600335 - 1269022
Reference Number: 20211392104
Through Date: 04/16/2021 09:43:02 AM
Corporate Name: HEALTHLYNKED CORP.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20200877390	Certificate of Correction - 08/26/2020	1
20200869189	Certificate of Designation - 08/24/2020	8
20180055910-51	Amendment - 02/05/2018	1
20140643568-89	Articles of Exchange - 09/04/2014	4
20140641882-56	Certificate of Designation - 09/04/2014	5
00004384603-58	Amended and Restated Articles - 09/02/2014	6
20140567809-82	Articles of Incorporation - 08/06/2014	1

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B202104191601424

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

You may verify this certificate
online at **http://www.nvsos.gov**

Filed in the Office of	Business Number E0405862014-1
Barbara K. Cegavske	Filing Number 20200877390
Secretary of State State Of Nevada	Filed On 8/26/2020 12:56:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: HealthLynked Corp. Entity or Nevada Business Identification Number (NVID): NV20141504786
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation of Series B Convertible Preferred Stock
3. Filing Date:	Filing date of document which correction is being made: 8/24/2020
4. Description:	Description of inaccuracy or defect: Incorrect Effective date
5. Correction:	Correction of inaccuracy or defect: Effective date and time: Date: 7/20/2020 Time: 7:00PM ET
6. Signature: (Required)	X /s/ George O'Leary — **Signature** 08/26/2020 — Date

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0405862014-1
Barbara K. Cegavske	Filing Number 20200869189
Secretary of State State Of Nevada	Filed On 8/24/2020 12:41:00 PM
	Number of Pages 8

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: HealthLynked Corp. Entity or Nevada Business Identification Number (NVID): NV20141504786
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 08/18/2020 Time: 7:00PM ET (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series B Convertible Preferred Voting Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Authorizing the issuance of up to 2,750,000 shares of Series B Convertible Preferred Stock. See attached Exhibit A -
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	**X** /s/ George O'Leary — Signature of Officer — Date: 8/24/2020

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK OF HEALTHLYNKED CORP.

HealthLynked Corp. (the "Corporation"), a corporation organized and existing under the laws of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has adopted resolutions (a) authorizing the issuance of up to 2,750,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share (the "Preferred B Voting Stock"), of the Corporation from its total authorized 20,000,000 shares of "blank check" Preferred and (b) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as set forth below:

1. Dividends and Distributions.

1.1. Dividend Rate and Rights. The Holder of the Preferred B Voting Stock shall be entitled to receive dividends or other distributions with the holders of the common stock ("Common Stock") of the Corporation on an as converted basis when, as, and if declared by the Directors of the Corporation. Nothing contained herein shall be deemed to establish or require any payment or other charges in excess of the maximum permitted by applicable law. In the event that any payment required to be paid hereunder exceeds the maximum permitted by such law, any payments in excess of such maximum shall be reduced to the maximum amount permitted under applicable law.

1.2. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarter) or other distribution, the Corporation shall mail to the Holder, in the same manner as provided to the holders of the Common Stock, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

2. Conversion into Common Stock.

2.1. Notice of Conversion. Each Preferred B Voting Stock stockholder who desires to convert into the Corporation's Common Stock must provide a three (3) day written notice to the Corporation of its intent to convert one or more shares of Preferred B Voting Stock into Common Stock. The Corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

2.2. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred B Voting Stock and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such conversion shall be determined on the basis of the total number of shares of Preferred B Voting Stock the holder is at the time converting into Common Stock and

such rounding shall apply to the number of shares of Common Stock issuable upon aggregate conversion. Before the Holder shall be entitled to convert, he shall surrender the certificate or certificates representing Preferred B Voting Stock to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. The Corporation shall, as soon as practicable after delivery of such certificates, or such agreement and indemnification in the case of a lost, stolen or destroyed certificate, issue and deliver to such holder of Preferred B Voting Stock a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred B Voting Stock to be converted.

2.3. Adjustments to Conversion Ratio

A. Merger or Reorganization. In case of any reorganization, consolidation or merger of the Corporation as a result of which holders of Common Stock become entitled to receive other stock or securities or property, or in case of any conveyance of all or substantially all of the assets of the Corporation to another corporation, the Corporation shall mail to each holder of Preferred B Voting Stock in the same manner as provided to the Common Stock holders a notice thereof, and each such holder shall, upon written notice by the Corporation to the holders of the Preferred B Voting Stock, convert such holder's shares of Preferred B Voting Stock into shares of Common Stock pursuant to this Section 2 immediately prior to the closing of such reorganization, consolidation or merger of the Corporation, and thereafter receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred B Voting Stock would have been entitled upon such reorganization, consolidation, merger or conveyance.

B. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into an adjusted number of shares, the Preferred B Voting Stock Conversion Ratio in effect immediately prior to such subdivision will be proportionately adjusted, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into an adjusted number of shares, the Preferred B Voting Stock Conversion Ratio in effect immediately prior to such combination will be proportionately adjusted.

2.4. No Impairment. The Corporation will not, by amendment of its Articles of Incorporation, or through any reorganization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder of the Preferred B Voting Stock against impairment.

2.5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio of the Preferred B Voting Stock pursuant to this Section 2, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of Preferred B Voting Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder of Preferred B Voting Stock, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred B Voting Stock.

2.6. Common Stock Reserved. The Corporation shall take such action as is necessary to amend the Articles of Incorporation to authorize such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred B Voting Stock.

2.7 Right to Convert. Subject to and upon compliance with the provision of this Section 2, the Holder of the shares of Preferred B Voting Stock shall be entitled, at any time after December 31, 2022, to convert all or any such share of Preferred B Voting Stock into 5 shares of Common Stock ("Conversion Ratio").

3. Liquidation Preference.

Distribution of Assets in Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the assets of the Corporation available for distribution to its stockholders shall be distributed to the Holder of Preferred B Voting Stock on an as converted basis and pro rata with the holders of Common Stock.

4. Voting Rights.

The record Holders of the Preferred B Voting Stock shall have the right to vote on any matter with holders of common stock voting together as one (1) class. The Holder of the shares of Preferred B Voting Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of common stock entitled to vote at any regular or special meeting of the shareholders) equal to 100 common shares for each share of Preferred B Voting Stock held (which shall never be deemed less than 51% of the vote required to approve any action), which Nevada law provides may or must be approved by vote or consent of the holder of common shares or the holders of other securities entitled to vote, if any.

The record Holder of the Preferred B Voting Stock shall be entitled to the same notice of any regular or special meeting of the shareholders as may or shall be given to holders of common shares entitled to vote at such meetings. No corporate actions requiring majority shareholder approval or consent may be submitted to a vote of common shareholders which in any way precludes the Preferred B Voting Stock from exercising its voting or consent rights as though it is or was a common shareholder.

For purposes of determining a quorum for any regular or special meeting of the shareholders, the 2,750,000 shares of Preferred B Voting Stock shall be included and shall be deemed as the equivalent of the greater of 51% of all shares of Common Stock represented at and entitled to vote at such meetings, or the number of shares equal to 100 common shares for each share of Preferred B Voting Stock held.

5. Reissuance.

No shares of Preferred B Voting Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Preferred B Voting Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

6. Notices.

6.1. Notice Requirement. Within ten (10) business days of any adjustment of the Preferred B Voting Stock Conversion Ratio, the Corporation will give written notice thereof to the Holders of shares of Preferred B Voting Stock. The Corporation will give written notice to the Holder of shares of Preferred B Voting Stock at least ten (10) days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, or (b) with respect to any pro rata subscription offer to holders of Common Stock.

6.2. Form of Notice. Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to the Holder of Preferred B Voting Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series B Convertible Preferred Stock of HealthLynked Corp. to be signed by its Chief Executive Officer on this 18th day of August 2020.

HEALTHLYNKED CORP.

By /s/ George O'Leary
Name: George O'Leary
Title: Chief Financial Officer

HEALTHLYNKED CORP.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of Series B Convertible Preferred Stock [1]of HealthLynked Corporation (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Voting Stock, $0.001 par value per share (the "Preferred Shares"), of HealthLynked Corp., a Nevada corporation (the "Company"), indicated below into shares of the Company's common stock, as of the date specified below.

Date of Conversion:____________________

Number of Preferred Shares to be converted (5 common stock shares for each Series B Voting Share):____________________

Share certificate no(s). of Preferred Shares to be converted (if applicable):__________

Tax ID Number (if applicable)/SSN: ____________________

Conversion Price:____________________

Number of shares of common stock to be issued:____________________

Please issue the shares of common stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:____________________

____

Address: ____________________

Telephone Number: ____________________

Facsimile Number:____________________

Holder:____________________

By:____________________

Title:____________________

Dated:____________________

Account Number (if electronic book entry transfer):____________________

____

Transaction Code Number (if electronic book entry transfer):________________________

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0405862014-1
Barbara K. Cegavske	Filing Number 20180055910-51
Secretary of State State Of Nevada	Filed On 02/05/2018
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HealthLynked Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

3.02 Common Stock. The total number of authorized shares of Common Stock shall be five hundred million (500,000,000) shares with par value of $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51,953,640

4. Effective date and time of filing: (optional) Date: 02/05/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X George O'Leary

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0405862014-1
	Filing Number 20140643568-89
Secretary of State	Filed On 09/04/2014
State Of Nevada	Number of Pages 4

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

Naples Women's Center, LLC
Name of ***acquired*** entity

Florida
Jurisdiction

limited liability company
Entity type *

and,

HealthLynked Corp.
Name of ***acquiring*** entity

Nevada
Jurisdiction

corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity):

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three.

(a) Owner's approval was not required from

Name of ***acquired*** entity, if applicable

and, or;

Name of ***acquiring*** entity, if applicable

(b) The plan was approved by the required consent of the owners of *

Naples Women's Center, LLC

Name of ***acquired*** entity, if applicable

and, or;

HealthLynked Corp.

Name of ***acquiring*** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

4) Location of Plan of Exchange (check a or b):

☐ (a) The entire plan of exchange is attached;

or,

☒ (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: Time:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230):**

☐ If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.

Naples Women's Center

Name of **acquired** entity

X [signature] Manager 9/2/14

Signature Title Date

HealthLynked Corp.

Name of **acquiring** entity

X George O'Leary Chief Operating Officer 9/2/14

Signature Title Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150101

Filed in the Office of	Business Number E0405862014-1
[signature]	Filing Number 20140641882-56
Secretary of State	Filed On 09/04/2014
State Of Nevada	Number of Pages 5

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

HealthLynked Corp.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Series A Convertible Preferred Stock, which shall have the preferences, rights and limitations as set forth in the attached document which has been made a part hereof by this reference.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X Michael Dent

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

**CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A CONVERTIBLE PREFERRED STOCK**

The undersigned, Chief Executive Officer of HealthLynked Corp., a Nevada corporation (the "Corporation"), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent on September 2, 2014;

WHEREAS, the Board of Directors is authorized within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, as amended, to provide by resolution or resolutions for the issuance of Twenty Million (20,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), of the Corporation, in such series and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Corporation's Board of Directors shall fix by resolution or resolutions providing for the issuance thereof duly adopted by the Board of Directors; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED:

Section 1. Designation and Authorized Shares. The Corporation shall be authorized to issue 2,953,840 shares of Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock").

Section 2. Stated Value. Each share of Series A Preferred Stock shall have a stated value of $0.05 per share (the "Stated Value").

Section 3. Liquidation.

(a) Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each holder of Series A Preferred Stock shall be entitled to receive, for each share thereof, out of assets of the Corporation legally available therefor, a preferential amount in cash equal to (and not more than) the Stated Value. All preferential amounts to be paid to the holders of Series A Preferred Stock in connection with such liquidation, dissolution or winding up shall be paid before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to the holders of (i) any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment with respect to such distribution (to the extent of such preference) and (ii) the Corporation's Common Stock. If upon any such distribution the assets of the Corporation shall be insufficient to pay the holders of the

outstanding shares of Series A Preferred Stock (or the holders of any class or series of capital stock ranking on a parity with the Series A Preferred Stock as to distributions in the event of a liquidation, dissolution or winding up of the Corporation) the full amounts to which they shall be entitled, such holders shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable thereon were paid in full.

(b) Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible. Whenever any such distribution shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

Section 4. Voting. Except as otherwise expressly required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to shareholders of the Corporation and shall be entitled to the number of votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, equal to the number of shares of Common Stock (as defined below) such shares of Series A Preferred Stock are convertible into at such time. Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall vote together with the holders of Common Stock on all matters and shall not vote as a separate class.

Section 5. Conversion.

(a) *Optional Conversion.* Each holder of Series A Preferred Stock may, from time to time, convert any or all of such holder's shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock in an amount equal to one (1) share of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"), for each one (1) share of Series A Preferred Stock surrendered.

(b) *Conversion Procedure.* In order to exercise the conversion privilege under this Section 5(a), the holder of any shares of Series A Preferred Stock to be converted shall give written notice to the Corporation at its principal office that such holder elects to convert such shares of Series A Preferred Stock or a specified portion thereof into shares of Common Stock as set forth in such notice (the "Conversion Notice", and such date of delivery of the Conversion Notice to the Corporation, the "Conversion Notice Delivery Date"). Within three (3) business days following the Conversion Notice Delivery Date, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock determined pursuant to this Section 5 (the "Share Delivery Date"). In case of conversion under this Section 5 of only a part of the shares of Series A Preferred Stock represented by a certificate surrendered to the Corporation, the Corporation shall issue and deliver a new certificate for the number of shares of Series A Preferred Stock which have not been converted, upon receipt of the original certificate or certificates representing shares of Series A Preferred Stock so converted. Until such time as the certificate or certificates representing shares of Series A Preferred Stock which have been converted are surrendered to the Corporation and a certificate or certificates representing the Common Stock into which such shares of Series A Preferred Stock have been converted have been issued and delivered, the certificate or

certificates representing the shares of Series A Preferred Stock which have been converted shall represent the shares of Common Stock into which such shares of Series A Preferred Stock have been converted. The Corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(c) *Buy-In.* If, by the Share Delivery Date, the Corporation fails for any reason to deliver the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, as set forth in the Conversion Notice, and after such Share Delivery Date, the converting holder purchases, in an arm's length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the converting holder (the "Sold Shares"), which delivery such converting holder anticipated to make using the shares to be issued upon such conversion (a "Buy-In"), the converting holder shall have the right to require the Corporation to pay to the converting holder the Buy-In Adjustment Amount. The Corporation shall pay the Buy-In Adjustment Amount to the converting holder in immediately available funds immediately upon demand by the converting holder. For purposes of this Certificate of Designation, the term "Buy-In Adjustment Amount" means the amount equal to the excess, if any, of (i) the converting holder's total purchase price (including brokerage commissions, if any) for the Covering Shares associated with a Buy-In, over (ii) the net proceeds (after brokerage commissions, if any) received by the converting holder from the sale of the Sold Shares. By way of illustration and not in limitation of the foregoing, if the converting holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In, with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Corporation will be required to pay to the converting holder will be $1,000.

(d) Notwithstanding anything to the contrary set forth herein, at no time may all or a portion of Series A Preferred Stock be converted if the number of shares of Common Stock to be issued pursuant to such conversion, when aggregated with all other shares of Common Stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 19 as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time.

Section 6. Other Provisions.

(a) *Reservation of Common Stock.* The Corporation shall at all times reserve from its authorized Common Stock a sufficient number of shares to provide for conversion of all Series A Preferred Stock from time to time outstanding.

(b) *Record Holders.* The Corporation and its transfer agent, if any, for the Series A Preferred Stock may deem and treat the record holder of any shares of Series A Preferred Stock as reflected on the books and records of the Corporation as the sole true and lawful owner thereof for all purposes, and neither the Corporation nor any such transfer agent shall be affected by any notice to the contrary.

Section 7. Restriction and Limitations. Except as expressly provided herein or as required by law so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock, take any action which would adversely and materially affect any of the preferences, limitations or relative rights of the Series A Preferred Stock.

Section 8. Certain Adjustments.

(a) *Stock Dividends and Stock Splits.* If the Corporation, at any time while the Series A Preferred Stock is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to the Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, each share of Series A Preferred Stock shall receive such consideration as if such number of shares of Series A Preferred had been, immediately prior to such foregoing dividend, distribution, subdivision, combination or reclassification, the holder of the number of shares of Common Stock into which it could convert at such time. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 9. Equal Treatment of Holders. No consideration (including any modification of this Certificate of Designation or related transaction document) shall be offered or paid to any person or entity to amend or consent to a waiver or modification of any provision of this Certificate of Designation or related transaction document unless the same consideration is also offered to all of holders of the outstanding shares of Series A Preferred Stock. For clarification purposes, this provision constitutes a separate right granted to each holder by the Corporation and negotiated separately by each holder, and is intended for the Corporation to treat all holders of the Series A Preferred Stock as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of the Series A Preferred Stock or otherwise

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 2nd day of September, 2014.

By: [signature]

Name: Michael Dent

Title: Chief Executive Officer

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090501

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

Filed in the Office of	Business Number E0405862014-1
[signature]	Filing Number 00004384603-58
Secretary of State	Filed On 09/02/2014
State Of Nevada	Number of Pages 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
HealthLynked Corp.

2. The articles are: (mark only one box) ☐ Restated ☒ Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)
The Articles have been amended and restated as set forth in the attached document which has been made a part hereof by this reference.

4. Effective date and time of filing: (optional) Date: ______ Time: ______
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090101

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

HealthLynked Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Articles III, IV, V, VI and VII have been amended and restated as set forth in the attached document which has been made a part hereof by this reference.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) [X] incorporators [ ] board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X Avital Even-Shoshan
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HEALTHLYNKED CORP.,

A Nevada corporation

ARTICLE I

NAME

The name of the corporation is HealthLynked Corp. (the "Corporation").

ARTICLE II

RESIDENT AGENT AND REGISTERED OFFICE

The name of the Corporation's resident agent for service of process is National Registered Agents, Inc. of Nevada.

ARTICLE III

CAPITAL STOCK

3.01 *Authorized Capital Stock.* The total number of shares of stock this Corporation is authorized to issue shall be two hundred and fifty million (250,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

3.02 *Common Stock.* The total number of authorized shares of Common Stock shall be two hundred and thirty million (230,000,000) shares with par value of $0.0001 per share.

3.03 *Preferred Stock.* The total number of authorized shares of Preferred Stock shall be twenty million (20,000,000) shares with par value of $0.0001 per share. The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b) The number of shares to constitute the class or series and the designation thereof;

(c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

(h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred

Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV

DIRECTORS

The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

ARTICLE V

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes ("NRS").

ARTICLE VI

DIRECTORS' AND OFFICERS' LIABILITY

The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

INDEMNITY

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall

be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Dated: September 2, 2014

Michael Dent, Chief Executive Officer

040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0405862014-1
[signature]	Filing Number 20140567809-82
Secretary of State	Filed On 08/06/2014
State Of Nevada	Number of Pages 1

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HealthLynked Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents, Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 250,000,000 — Par value per share: $ .0001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Dr. Michael Dent (Name) 1726 Medical Blvd., Suite 101 (Street Address) — Naples (City) — FL (State) — 34110 (Zip Code) 2) (Name) Street Address — City — State — Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: — **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Avital Even-Shoshan (Name) — X [signature] (Incorporator Signature) 61 Broadway, 32nd Floor (Address) — New York (City) — NY (State) — 10006 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 8/5/2014 (Date)

This form must be accompanied by appropriate fees.